EXHIBIT 32
CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350
          In connection with the Quarterly Report of Dana Corporation (the “Company”) on Form 10-Q/A for the quarter ended June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2003, that to such officer’s knowledge:
          (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and
          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date: December 30, 2005	/s/ Michael J. Burns
Michael J. Burns
Chief Executive Officer

/s/ Robert C. Richter
Robert C. Richter
Chief Financial Officer

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